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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 20, 2008, with respect to the financial statements of Associated Insulation Services, Inc. included in Amendment No. 3 to the Registration Statement (333-152382) and related Prospectus of Brand Energy, Inc.

/s/ Ernst & Young LLP

Atlanta, Georgia
December 10, 2008

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  Exhibit 23.5
Consent of Independent Registered Public Accounting Firm